December 17, 2018
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CLIENT/MATTER NUMBER
039889-0101

Intrepid Capital Management Funds Trust 1400 Marsh Landing Parkway Suite 106 Jacksonville Beach, FL 32250

Ladies and Gentlemen:

We have acted as counsel for Intrepid Capital Management Funds Trust (the “Trust”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Trust shares of beneficial interest, no par value (such shares of beneficial interest being hereinafter referred to as the “Shares”), pursuant to an Agreement and Plan of Reorganization (the “Agreement”), by and between the Trust, on behalf of the Intrepid Select Fund, and the Trust, on behalf of the Intrepid Disciplined Value Fund, with Intrepid Capital Management, Inc., the investment adviser to such Funds, joining for purposes of paragraph 8.2 of the Agreement, in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”).  In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion on our review of the following:

(a)
the Trust’s Certificate of Trust (the “Certificate of Trust”) as filed with the Delaware Secretary of State on August 27, 2004, certified to us by an officer of the Trust as being a true and correct copy of the Certificate of Trust and in effect on the date hereof;

(b)
the Trust’s Agreement and Declaration of Trust, dated August 27, 2004 (the “Trust Instrument”), certified to us by an officer of the Trust as being a true and correct copy of the Trust Instrument and in effect on the date hereof;

(c)	the Trust’s By-Laws, dated August 27, 2014 (the “Bylaws”), certified to us by an officer of the Trust as being a true and correct copy of the Bylaws and in effect on the date hereof;

(d)
the resolutions of the Trust’s Board of Trustees authorizing the filing of the registration statement on Form N-14, approving the issuance of the Shares of the Intrepid Disciplined Value Fund, and approving the Agreement, certified to us by an officer of the Trust as being true and complete and in full force and effect through the date hereof;

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

December 17, 2018

(e)	a copy of the Registration Statement; and

(f)	a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware as reflected in Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and reported judicial decisions interpreting that law.  We are not licensed to practice law in the State of Delaware.  We express no opinion as to the applicability or effect of the law of any jurisdiction other than that of the United States of America and the Delaware Statutory Trust Act, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares of the Intrepid Disciplined Value Fund will be sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement, in the Agreement, and in accordance with the Certificate of Trust and the Trust Instrument, (ii) all consideration for the Shares of the Intrepid Disciplined Value Fund will be actually received by the Intrepid Disciplined Value Fund, and (iii) all applicable securities laws will be complied with and the Registration Statement with respect to the offering of Shares of the Intrepid Disciplined Value Fund will be effective, then it is our opinion that, when issued and sold by the Intrepid Disciplined Value Fund, the Shares will be legally issued, fully paid and nonassessable.

This opinion is rendered solely for the benefit of the Trust and the shareholders of the Intrepid Select Fund and the Intrepid Disciplined Value Fund, in connection with the Registration Statement, and may not be otherwise quoted or relied upon by any other person, firm, corporation or other entity, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933 (or the rules and regulations thereunder), or within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 (or the rules and regulations thereunder).

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP